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                                                                   Exhibit 10.22

                                      LEASE
                                   Building 1
                                107 Audubon Road
                                  Wakefield, MA


LANDLORD:         Teachers Insurance and Annuity
                  Association of America


TENANT:           Impact Sciences Corporation


DATED:            As of September 29, 1995


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                                TABLE OF CONTENTS

   ARTICLE CAPTION                                                          PAGE

I.       BASIC LEASE PROVISIONS
         1.1      Introduction
         1.2      Basic Data
         1.3      Additional Definitions

II.      PREMISES AND APPURTENANT RIGHTS
         2.1      Lease of Premises
         2.2      Appurtenant Rights and Reservations

III.     BASIC RENT
         3.1      Payment

IV.      COMMENCEMENT AND CONDITION
         4.1      Commencement Date
         4.2      Condition of the Premises

V.       USE OF PREMISES
         5.1      Permitted Use
         5.2      Installation and Alterations by Tenant

VI.      ASSIGNMENT AND SUBLETTING
         6.1      Prohibition

VII.     RESPONSIBILITY FOR REPAIRS AND CONDITIONS
         OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD
         7.1      Landlord Repairs
         7.2      Tenant's Agreement
         7.3      Floor Load - Heavy Machinery
         7.4      Building Services
         7.5      Electricity

VIII.    REAL ESTATE TAXES
         8.1      Payments on Account of Real Estate Taxes
         8.2      Abatement
         8.3      Alternate Taxes

IX.       OPERATING EXPENSES
         9.1      Definitions
         9.2      Tenant's Payments

X.       INDEMNITY AND PUBLIC LIABILITY INSURANCE
         10.1     Tenants Indemnity



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         10.2     Public Liability Insurance
         10.3     Tenant's Risk
         10.4     Injury Caused by Third Parties

XI.      LANDLORD'S ACCESS TO PREMISES
         11.1     Landlord's Rights

XII.     FIRE, EMINENT DOMAIN, ETC.
         12.1     Abatement of Rent
         12.2     Landlord's Right of Termination
         12.3     Restoration
         12.4     Award

XIII.    DEFAULT
         13.1     Tenant's Default
         13.2     Landlord's Default

XIV.     MISCELLANEOUS PROVISIONS
         14.1     Extra Hazardous Use
         14.2     Waiver
         14.3     Covenant of Quiet Enjoyment
         14.4     Landlord's Liability
         14.5     Notice to Mortgagee or Ground Lessor
         14.6     Assignment of Rents and Transfer of Title
         14.7     Rules and Regulations
         14.8     Additional Charges
         14.9     Invalidity of Particular Provisions
         14.10    Provisions Binding, Etc.
         14.11    Recording
         14.12    Notices
         14.13    When Lease Becomes Binding
         14.14    Paragraph Headings
         14.15    Rights of Mortgagee or
                  Ground Lessor
         14.16    Status Report
         14.17    Security Deposit
         14.18    Remedying Defaults
         14.19    Holding Over
         14.20    Waiver of Subrogation
         14.21    Surrender of Premises
         14.22    Substituted Space
         14.23    Brokerage
         14.24    Special Taxation Provisions
         14.25    Hazardous Materials
         14.26    Governing Law
         14.27    Right of First Offer


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         14.28    Option to Extend


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                                    L E A S E

                                    Preamble


THIS INSTRUMENT IS A LEASE, dated as of September 29 , 1995 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in Building 1 (the "Building") which is one of those three certain buildings known as Buildings 1, 2 and 3 (collectively called the "Buildings") known as and numbered 107 Audubon Road, Wakefield, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2      BASIC DATA.

         LANDLORD:         Teachers Insurance and Annuity
                           Association of America

         LANDLORD'S ORIGINAL ADDRESS:
                  c/o Leggat McCall Properties Management, L.P.
                  401 Edgewater Place
                  Suite 210
                  Wakefield, Massachusetts  01880

         TENANT:  Implant Sciences Corporation

         TENANT'S ORIGINAL ADDRESS:
                  Building 1
                  107 Audubon Road
                  Wakefield, MA 01880

         GUARANTOR:  N/A

         BASIC RENT: $108,829.50 per annum ($6.50 per rentable square foot per annum) payable in equal monthly installments of $9,069.13

         PREMISES RENTABLE AREA:  Approximately 16,743 square feet.


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        PERMITTED USES: Office and light manufacturing, but specifically excluding any use which would cause any portion of the Premises to be deemed a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, as amended.

        BUILDING ESCALATION FACTOR: 20.93%, as computed in accordance with the Building Escalation Factor Computation.

        PROPERTY ESCALATION FACTOR: 10.49% as computed in accordance with the Property Escalation Factor Computation.

        INITIAL TERM: Three (3) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the 3rd anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary date shall fall.

        SECURITY DEPOSIT: N/A.

1.3     ADDITIONAL DEFINITIONS.

        MANAGER:   Leggat McCall Properties Management, L.P.
        BUILDING RENTABLE AREA:  80,000 rentable square feet.
        PROPERTY RENTABLE AREA: 159,654 rentable square feet.
        BUSINESS DAYS: All days except Saturday, Sunday, New Year' s Day, Washington's Birthday, Patriots Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

        COMMENCEMENT DATE:  As defined in Section 4.1.

        DEFAULT OF TENANT:  As defined in Section 13.1.

        ESCALATION CHARGES:  The amounts prescribed in Sections 8.1 and 9.2.

        BUILDING ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by 100% of the Building Rentable Area.

        PROPERTY ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by 100% of the Property Rentable Area.

        FORCE MAJEURE: Collectively and individually, strike or other labor trouble, fire or other casualty; governmental preemption of priorities or other controls in connection with a


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        national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

        INITIAL PUBLIC LIABILITY INSURANCE: $1,000,000 per person; $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

        OPERATING EXPENSES: As set forth in Section 9. 1.

        OPERATING YEAR: As defined in Section 9.1.

        PREMISES: A portion of the Building as shown on Exhibit A annexed hereto.

        PROPERTY: The Buildings (Buildings 1, 2 and 3) situated at 107 Audubon Road, Wakefield, MA and the land parcel on which they are located (including roadways, parking lots and adjacent sidewalks).

        TAX YEAR: As defined in Section 8.1.

        TAXES: As determined in accordance with Section 8.1.

        TENANTS REMOVABLE PROPERTY: As defined in Section 5.2.

        TERMS OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

        UTILITY EXPENSES: As defined in Section 9.1.

        EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

        Exhibit A - Plan showing Premises
        Exhibit B - Intentionally omitted
        Exhibit C - Rules and Regulations
        Exhibit D - Plan Showing First Offer space
        Exhibit E - Operating Expenses


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                                   ARTICLE II

                        PREMISES AND APPURTENANT RIGHTS,


2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in connection with others, public or common lobbies, hallways, and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to
         Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

         Notwithstanding the foregoing to the contrary, during the Term of this Lease, Tenant shall have, as appurtenant to the Premises, the exclusive right to use two (2) parking spaces in the parking lot (the "Tenant's Spaces") which Tenant spaces are to be in a location mutually agreeable to Landlord and Tenant. Tenant hereby acknowledges that Tenant shall, at its sole cost and expense identify such Tenant's Spaces with signage or other marking first approved in writing by Landlord. Landlord shall have no obligation to police or enforce Tenant's exclusive right to use Tenant's spaces.

         (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.


                                   ARTICLE III

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement, deduction or

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         demand, the Basic Rent plus Landlord's estimated amounts for Escalation
         Charges. Such Basic Rent plus Landlord's estimated amounts for Escalation Charges shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. In the event that any installment of Basic Rent is not paid within ten (10) days after the due date thereof, Tenant shall pay, in addition to any Escalation Charges or other additional charges due under this Lease, an administrative fee equal to 5% of the overdue payment.

         (b) Basic Rent and Escalation Charges for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent and Escalation Charges shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent and Escalation Charges to the last day of the month in which such day occurs, plus the installment of Basic Rent and Escalation Charges for the succeeding calendar month.


                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION


4.1      COMMENCEMENT DATE.  The Commencement Date shall be December 1, 1996.

4.2 CONDITION OF THE PREMISES. Tenant acknowledges that Tenant is presently in possession of the entire Premises pursuant to a separate Lease with Landlord. Tenant hereby acknowledges and agrees to accept the Premises on the Commencement Date in its then "as is" condition without representation or warranty of Landlord of any kind, either express or implied.


                                    ARTICLE V

                                 USE OF PREMISES

5.1      PERMITTED USE.

         (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted uses.

         (b) Tenant agrees to conform to the following provisions during the Term of this Lease:


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                  (i) Tenant shall cause all freight to be delivered to or
         removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

                  (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors.

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building or the Property;

                  (iv) Tenant shall, at its sole cost and expense: (x) in its use of the Premises, the Building or the Property, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA") and (y) pay for and perform any work necessary to bring the Premises, the Building or the Property into compliance with the ADA which work is required due to the Tenant's use of the Premises, the Building or the Property for any purpose; and

                  (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for the Permitted Uses and for no other purposes.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord;
         (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord. It is agreed and understood that Landlord shall have the right to review and approve all changes to any plans which Landlord shall have approved pursuant to this Section 5.2(a). It is also agreed and understood that Landlord shall not be deemed to be unreasonable in denying its consent to alterations, additions and improvements to the Premises which affect "Base Building Systems" (as said term is hereafter defined).

         As used herein, the term "Base Building Systems" shall mean (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises) (ii)


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         the exterior of the Building (iii) the Building HVAC distribution system (iii) any fire safety prevention/suppression system and (iv) any structural element or component of the Building.

         (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

         (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises or the Property. Whenever and as often as any mechanic's lien shall have been filed against the Premises or the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

         (d) All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Building or the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or, at Landlord's election, by contractors or workmen first approved by Landlord. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or the Property. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor and deliver copies thereof to Landlord; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord, Manager and Tenant as well as the contractors) , and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work


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         done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord (i) original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived and
         (ii) copies of any certificate(s) of occupancy relating to the Premises issued by the Town of Wakefield. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (including Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements), whether done prior to or after the commencement of the Term of this Lease.

         (e) In connection with the performance of any alterations, improvements, changes or additions to the Premises as contemplated by
         Article IV or Section 5.2 of this Lease, in the event that any such improvement, alteration, change or addition to the Premises to be performed by Tenant (the "Work") affects so-called "Base Building Systems" and to the extent that such Work is not performed by Landlord or a general contractor employed directly by Landlord, Tenant hereby agrees to use the services of a construction management firm designated by Landlord to oversee, coordinate and review all aspects of any such Work. The cost and expense of the services of such construction manager shall be borne by Tenant but only to the extent that such costs and expenses are comparable to and competitive with the costs and expenses charged by other firms engaged in construction management and oversight services in the general geographic location of the Building for services of a similar scope and type.

         (f) To the maximum extent this agreement may be made effective according to law, Tenant hereby agrees to indemnity and save Landlord harmless from and against any and all loss, cost, penalties, liabilities, damages and claims (including, without limitation, reasonable attorney's fees) arising from any act, omission or negligence of Tenant or Tenant's general contractor or its subcontractors or their contractors, licensees, agents, servants or employees arising from the performance of Tenant's Work caused to any person or to the property of any person, the Building, or the Property. This indemnity shall, to the maximum extent this agreement may be made effective according to law, also extend to all loss, cost, penalties, liability, damage, and claims of whatever nature asserted against the Landlord arising out of the use or occupancy or passage or travel in, over or upon, the Building or the Property by Tenant or by any person claiming by, through or under Tenant including, without limitation, Tenant's general contractor, its subcontractors and their respective agents, employees, contractors and customers or arising out of any delivery to or service supplied to the Premises or on account of or based on anything whatsoever done in the Property by any of them including, without limitation, any loss, cost, damages or claims sustained or incurred by Landlord as the


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         direct result of any tenant of the Building (including any retail tenant) claiming a breach of the covenant of quite enjoyment or an interference with ongoing business operations as the result of Tenant's Work. The indemnity contained in this sub-paragraph (f) shall include indemnity against all cost, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel approved by the Landlord. The indemnity contained in this sub-paragraph (f) shall survive any expiration or earlier termination of this Lease.

         (g) In addition to and without limitation of any other right or remedy provided to Landlord pursuant to this Lease, at law or in equity, and in the event that (i) Tenant's general contractor shall fail or refuse to continue to perform Tenant's Work for any reason or (ii) Tenant's general contractor shall abandon the project and cease performing Tenant's Work for more than ten (10) Business Days or (iii) all or any portion of Tenant's Work is not performed strictly in accordance with Tenant's plans and specifications (first approved by Landlord) as said plans and specifications may be amended by change orders first approved by Landlord and Manager, then, in any such case, Landlord shall have the right, but not the obligation, to complete Tenant's Work (at Landlord's option with or without Tenant's general contractor) in accordance with Tenant's plans and specifications (first approved by Landlord) at the sole cost and expense of Tenant. In the event that Landlord shall exercise such right, Tenant agrees to pay Landlord forthwith upon demand all such sums incurred by Landlord in so completing Tenant's Work together with interest thereon at a rate equal to three (3%) percent over the prime rate in effect from time to time at the Bank of Boston (but in no event, more than the maximum rate permitted under Massachusetts law) as an additional charge hereunder.


                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING


6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

         (b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is


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         merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

         (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses. Upon demand, Tenant shall reimburse Landlord for all costs and expenses including, without limitation, reasonable attorneys fees sustained or incurred by Landlord in connection with any request for Landlord's consent to or any attempt by Tenant to assign or sublet under this Lease.


                                   ARTICLE VII

             RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD


7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Landlord but excluding any systems installed specifically for Tenant's benefit or used exclusively by Tenant) and the HVAC system serving the Premises, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance.


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         Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease. All costs and expenses incurred by Landlord in performing its obligations under this
         Section 7.1 shall be included in Operating Expenses (as said term is hereafter defined).

         (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this
         Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

         (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons.

7.2 TENANT'S AGREEMENT, (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the Boston Board of Fire Underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom). Tenant shall be responsible for the payment of all charges for gas or other utilities used or consumed in the Premises.

         (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY, (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

         (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4      BUILDING SERVICES, (a) Landlord shall also provide:

                  (i) Cold water (at temperatures supplied by the Town of Wakefield) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

                  (ii) Access to the Premises twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease.

         (b) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

7.5 ELECTRICITY, (a) Landlord shall permit Landlord's existing wires, pipes, risers, conduits and other electrical equipment of Landlord to be used for the purpose of providing electrical service to the Premises. Tenant covenants and agrees that its electrical usage and consumption will not disproportionately "siphon off" electrical service necessary for other tenants of the Building and that its total connected load will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control. Tenant shall purchase and install all lamps, tubes, starters and ballasts. Tenant shall pay all charges for electricity, HVAC, gas and other utilities used or consumed in the Premises. Tenant shall bear the cost of repair and maintenance of any electric or gas meter used or to be installed in (or serving) the Premises.

         (b) From time to time during the Term of this Lease and with reasonable notice to Tenant, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.


                                  ARTICLE VIII

                                REAL ESTATE TAXES


8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES, (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean all real estate taxes, special assessments and betterment assessments assessed with respect to the Property for any Tax Year.

         (b) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Taxes for each Tax Year (or partial Tax year) falling within the Term of this Lease, multiplied by (ii) the Property Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

         (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall, provided there does not then exist a Default of Tenant, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Property Escalation Factor against the obligations of Tenant next falling due under this Article VIII; provided, that in no event shall Tenant be entitled to receive a credit equal to more than the payments made by Tenant on account of such Tax Year pursuant to paragraph (b) of Section 8.1.

8.3 ALTERNATE TAXES (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

         (b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.


                                   ARTICLE IX

                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

                  (i) Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

                  (ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, insuring, cleaning, repair, maintenance and management of the Property, all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area or the Property Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building or the Property were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year. Operating Expenses shall include Utility Expenses.

                  (iii) Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants) , oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the operating Year for which Utility Expenses are being computed, less than all Building Rentable Area or the Property Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building or the Property were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

                  (iv) Operating Expenses Allocable to the Building: Those operating Expenses that Landlord determines are allocable solely to the Building rather than to other portions of the Property.

                  (v) Operating Expenses Allocable to the Property: Those Operating Expenses that Landlord determines are allocable to the Property generally, rather than solely to the Building.

9.2 TENANT'S PAYMENTS, (a) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Operating Expenses Allocable to the Building for each operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the Building Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.


         (b) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Operating Expenses Allocable to the Property for each operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the Property Escalation Factor, such amount to be apportioned for any partial operating Year in which the Commencement Date falls or the Term of this Lease ends.

         (c) Estimated payments by Tenant on account of operating Expenses Allocable to the Building and Operating Expenses Allocable to the Property shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of operating Expenses Allocable to the Building and Operating Expenses Allocable to the Property for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses Allocable to the Building and Operating Expenses Allocable to the Property for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.


                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY, To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord and its officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees, contractors or any other person acting under Tenant; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys, fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in
         Section 10.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord's said designees without thirty (30) days, prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost basis" (including so-called improvements and betterments) , and provide a waiver of subrogation as required in
         Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES, To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.


                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES


11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT, If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 LANDLORD'S RIGHT OF TERMINATION. if the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty
         (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty
         (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII

                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional charges hereunder when due and such failure shall continue for ten (10) Business Days after written notice from Landlord; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (vi) If a Default of Tenant of the kind set forth in clauses
         (i) or (ii) above shall occur and if either (a) Tenant shall cure such Default within the applicable grace period or (b) Landlord shall, in its sole discretion , permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than once within the next 365 days, whether or not such event is cured within the applicable grace period;

         then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

         (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord and amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

         (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         (f) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a) (iv) or (a) (v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

         (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke. any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         (h) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS


14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

         (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor) nor any of its agents, servants, employees, officers, shareholder or directors shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

         (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

         (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

         (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

         (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

         (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7 RULES and REGULATIONS. Tenant shall abide by rules and regulations set forth in Exhibit C attached hereto and those rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid:

         If intended for Landlord, addressed to Landlord at Landlord's Original Address with a copy Addressed to Landlord (Teachers Insurance and Annuity Association of America) at 730 Third Avenue, New York, New York 10017 Attention: Mr. Joseph P. Flanagan, Senior Real Estate Manager (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

         If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

         All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. Concurrently with the execution and delivery of this Lease, Tenant shall deposit the Security Deposit specified in Section
         1.2 hereof and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, at the Bank of Boston (but in no event less than 18% per annum), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid within ten (10) days of the due date thereof shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than twice the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as an extension of the Term of this Lease for a period of up to one (1) year, as designated by Landlord, such extension to be on the terms and conditions set forth in this Section 14.19.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 SUBSTITUTE SPACE. If Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in one of the Buildings, such space to be reasonably comparable in size, layout, finish and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its Removable Property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operation of Tenant. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Leggat McCall Properties Management, L.P. (the "Broker") and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker).

14.24 SPECIAL TAXATION PROVISIONS. Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or any regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality. Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises, shall enter into any lease, sublease, license, concession or other agreement for use, occupancy, utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization of space, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts for sales) and any such recorded lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.25 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release or any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

         The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants, invitees, agents or any other person acting under Tenant during the term of this Lease (or during such term as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by or resulting from its operations, activities or processes during the tern of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use best efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

         The Tenant shall indemnify, defend and save harmless the Landlord and its officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys' fees, consultants, fees, litigation costs and clean-up costs asserted against or incurred by the Landlord, its officers, directors, shareholders, employees, contractors, servants, invitees representatives or agents at any time by reason of or arising out of (i) any release or threat of release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors or invitees, or any other person acting under Tenant or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Materials where such violation or alleged violation is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors, invitees, or any other person acting under Tenant. The indemnities set forth in this Section shall survive expiration or termination of this Lease.

         In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. The Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property in order to perform


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
         inspections and testing of the air, soil and ground water for the presence or existence of Hazardous Materials.

         As used herein, the term "Hazardous Materials" shall mean and include, without limitation, any material or substance which is (i) petroleum,
         (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to
         Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Sections 1321) or listed in Sections 307 of the Federal Water Pollution Control Act (33
         U.S.C. Sections 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. (42 U.S.C. Sections 6903),
         (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq. (42 U.S.C. Sections 9601), as amended and regulations promulgated thereunder, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with
         (i) any amendments thereto, or regulations promulgated thereunder and
         (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

14.26 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.27 RIGHT OF FIRST OFFER. In the event that during the Initial Term, all or any portion of the space shown on Exhibit D as the "First Offer Space" shall become "available for leasing" (as said term is hereafter defined), Landlord shall by written notice to Tenant first offer (the "Offer") to lease all of the such available First Offer Space to Tenant upon terms and conditions designated and specified by Landlord in the Offer. If (a) within ten (10) days after Landlord provides the Offer to Tenant, Tenant does not unconditionally accept the Offer as to all of such space upon the terms and conditions described in the Offer in writing and concurrently deposit one month's advanced rent and one month's security deposit with Landlord or (b) if Tenant accepts the offer as aforesaid but does not for any reason execute and deliver to Landlord a final fully executed Amendment to this Lease Agreement in form and substance satisfactory to Landlord and Tenant within 14 days after acceptance of the offer as aforesaid, Landlord shall be free to rent all or any part of such space to any party upon such terms and conditions as Landlord may, in its sole discretion elect, and Tenant's Right of First Offer shall terminate as to all of the space described in such Offer. As used herein, the term "available for leasing" shall mean that such First Offer Space is to become vacant with the present occupant thereof having no further options to extend its lease without any renewal or extension agreement entered into between Landlord and such existing occupant, it being agreed and


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
         understood that Landlord need not provide Tenant with an Offer hereunder if Landlord and such existing occupant have or may enter into an arrangement to extend or renew its occupancy of the First Offer Space.

14.28 OPTION TO EXTEND. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for one
         (1) additional consecutive period of three (3) years (hereinafter referred to as the "Extension Period") , provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such option at least twelve (12) full calendar months prior to the expiration of the Initial Term (b) no Default of Tenant shall exist at the time of giving the applicable notice and the commencement of the Extension Period and (c) the Original Tenant named herein is itself occupying the entire Premises both at the time of giving the applicable notice and at the time of commencement of such Extension Period. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further attention on the part of either Landlord or Tenant except as may be required in order to determine Basic Rent as hereafter set forth. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above.

         If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

         The Basic Rent payable for each twelve (12) month period during the Extension Period shall be the Fair Market Rental Value (as said term, is hereinafter defined) as of commencement of the Extension Period but in no event less than the Basic Rent per annum payable for and with respect to the last 12 calendar months of the Initial Term. "Fair Market Rental Value" shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed in comparable space and buildings located in Wakefield, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) and lease term. In no event shall the Basic Rent


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
         payable with respect to any Lease Year during the Extension Period be less than the Basic Rent payable during the last 12 calendar months of the Initial Term.

         Dispute as to Fair Market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair market Rental Value shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Fair Market Rental Value at least ten (10) months prior to the date upon which the Fair Market Rental Value is to take effect, then the Fair Market Rental Value shall be determined by appraisal as follows: The Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least nine (9) months prior to the commencement of the period for which Fair Market Rental Value is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Fair Market Rental value for the applicable Extension Period and if, within fifteen
         (15) days after both appraisers are designated, the two appraisers do not agree upon the Fair Market Rental value, then each appraiser shall, not later than thirty (30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Fair Market Rental Value as determined by each such appraiser taking into account the factors set forth in this Section 14.28. If the lower of the two determinations of Fair Market Rental Value as determined by such two appraisers is equal to or greater than 95% of the higher of the Fair Market Rental value as determined by such two appraisers, the Fair Market Rental Value shall be deemed to be the average of such Fair Market Rental Value as set forth in such two determinations. If the lower determination of Fair Market Rental Value is less than 95% of the higher determination of Fair Market Rental Value, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. If the two appraisers cannot agree on the identity of the third Qualified Appraiser at least three (3) months prior to commencement of the period for which Fair Market Rental Value is to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association ("AAA") sitting in Boson, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Fair Market Rental Value for the Premises taking into account the factors set forth in this Section 14.28 and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Fair Market Rental Value of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rental Value for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Fair market Rental value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As indicated above, in no event shall the Fair Market Rental Value be less than the Basic Rent applicable to the 12 calendar month period immediately preceding the commencement of the Extension Period. As used herein, the term "Qualified Appraiser" shall mean any disinterested person (a) who is employed by an appraisal firm of recognized competence in the greater Boston area, (b) who has not less than ten
         (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization) . Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Fair Market Rental value shall be binding and conclusive upon Tenant and Landlord. If, for any reason, Fair Market Rental Value shall not have been determined by the time of commencement of the Extension Period and until such rent is determined, Tenant shall pay Basic Rent during the Extension Period in an amount (the "Interim Rent") as specified by Landlord's appraiser and upon receipt of a final determination of Fair Market Rental Value as hereinabove set forth, any overpayment or underpayment of Interim Rent shall be paid promptly to the party entitled to receive the same.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                       TENANT:

                                       IMPLANT SCIENCES CORPORATION


Dated:                                 By: /s/ A. J. Armini
      ----------------------------        -------------------------------
                                       Its: President
                                          -------------------------------
                                       LANDLORD:

                                       TEACHERS INSURANCE AND ANNUITY
                                         ASSOCIATION OF AMERICA


Dated:    September 29, 1995           By:  /s/ Richard J. Usas
      ------------------------------        ----------------------------

                                                 Richard J. Usas
                                         Its:     Director

                                    EXHIBIT A




                                   Floor Plans

                                    Exhibit B


                              Intentionally Omitted

                                    EXHIBIT C

                              RULES AND REGULATIONS


         1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

         2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. In the event of any violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

         3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord, which will not be unreasonably withheld or delayed so long as said so long as said awning or other item conforms to similar items installed in or upon other portions of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord. If any portion of the demised premises which is not used for office purposes shall have windows, such windows shall be equipped with curtains, blinds or shades approved by Landlord, and said curtains, blinds or shades shall be kept closed at all times.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

         5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

         6. Tenant shall keep any sidewalks and planters in front of the demised premises reasonably free and clear of litter and refuse, regardless of the source thereof.

         7. Tenant shall, at Tenant's expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while making repairs or alterations in the demised premises.


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
         8. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

         9. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         10. Tenant shall keep the demised premises free at all time of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers of a type approved by Landlord, such containers to be kept at locations designated by Landlord. Tenant shall cause such containers to be emptied whenever necessary to prevent them from overflowing or from producing any objectionable odors.

         11. Landlord reserves the right to rescind, alter, waive and/or establish any reasonable rules and regulations of uniform application to all tenants which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

         12. The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.


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
                                    EXHIBIT D

                                   Floor Plans

                                    EXHIBIT E

                     (ITEMS INCLUDED IN OPERATING EXPENSES)


A.       Without limitation, Utility Expenses shall include:

         Costs for electricity, fuel, oil, gas, steam, water and sewer use charges and other utilities supplied to the Property and not paid for directly by tenants.

B. Without limitation, Operating Expenses shall include:

         1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably allocated by Landlord among the Property and such other properties.

         2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

         3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

         4. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

         5. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than six percent (6%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

         6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the operating Year in which it was made and in Operating Expenses for each succeeding Operating Year, an annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

         7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

         8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.